UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington , D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2009

TAMM OIL AND GAS CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-137174
(Commission File Number)

98-0377767
(IRS Employer Identification No.)

Suite 405 , 505 8 th Ave SW , Calgary , AB , Canada   T2P 1G2
(Address of principal executive offices and Zip Code)

403-975-9399
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

 On May   21, 2009 , we entered into an agreement   with: (a) 1164572 Alberta Ltd (“1164572”) ., a corporation formed in accordance with the laws of the Province of Alberta , Canada ; and (b) Asperago Holdings SA . (“Asperago”) , a corporation formed in accordance with the laws of the Panama ; and (c) Elestone SA (“Elestone”), a corporation formed in accordance with the laws of Panama   (“the Agreement”). In that Agreement and in connec tion with the transactions contemplated therewith ; TAMM will acquire at closing 100% working interest in 1280 acres of Oil Sands leases in the Province of Alberta from 1164572 Alberta Ltd and issue 2,428,000 shares of TAMM as consideration.   1164572 will retain a 2% GORR on the leases.  In a parallel transaction, TAMM will acquire at closing 100% working interest in 6400 acres of Petroleum and Natural Gas leases in the Province of Alberta from Asperago Holdings SA and Elestone SA who currently jointly hold these leases.  Asperago and Elestone will retain a 2% GORR.  At closing TAMM will issue 7,286,000 shares of TAMM as consideration to each of Asperago and Elestone.

Due diligence was completed in September 2009 and the transaction closed and shares issued September 24, 2009 in trust, pending transfer of land titles.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Agreements previously filed May 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMM OIL AND GAS CORP.

Date: October 7,2009	By:	/s/ Wiktor Musial
Wiktor Musial, President